Exhibit 10.25

THIRD AMENDMENT TO VENTURE LOAN AND SECURITY AGREEMENT

This THIRD AMENDMENT TO VENTURE LOAN AND SECURITY AGREEMENT (this “Agreement”), dated as of September 24, 2025 (the “Third Amendment Effective Date”), is entered into by and among KODIAK ROBOTICS, INC., a Delaware corporation (“Borrower”), HORIZON TECHNOLOGY FINANCE CORPORATION (“Horizon”), as collateral agent (“Collateral Agent”), HORIZON FUNDING I, LLC, as an assignee of Horizon, as a Lender (“HFI”), HORIZON FUNDING II, LLC, as an assignee of Horizon, as a Lender (“HFII”) and HORIZON CREDIT II, LLC, as an assignee of Horizon and subsequently assigned to Horizon Funding Trust 2022-1 (“HF Trust”), as a Lender (“HCII” and, collectively with HFI and HFII, “Lenders”).

RECITALS

A. Borrower, Lenders and Collateral Agent are parties to that certain Venture Loan and Security Agreement, dated as of September 28, 2022, as amended from time to time (as so amended, the “Loan Agreement”), pursuant to which, among other things, (i) Horizon provided (a) a loan to Borrower as evidenced by that certain Amended and Restated Secured Promissory Note (Loan A) executed by Borrower in favor of HF Trust, as assignee Horizon, and subsequently assigned to HCII, amended and restated as of June 4, 2024, in the original principal amount of Ten Million Dollars ($10,000,000) (the “Loan A Note”), (b) a loan to Borrower as evidenced by that certain Amended and Restated Secured Promissory Note (Loan B) executed by Borrower in favor of HFI, as assignee of Horizon, amended and restated as of June 4, 2024, in the original principal amount of Ten Million Dollars ($10,000,000) (the “Loan B Note”), (c) a loan to Borrower as evidenced by that certain Amended and Restated Secured Promissory Note (Loan C) executed by Borrower in favor of HCII, as assignee of Horizon, and subsequently assigned to HFII, amended and restated as of June 4, 2024, in the original principal amount of Five Million Dollars ($5,000,000) (the “Loan C Note”), and (d) a loan to Borrower as evidenced by that certain Amended and Restated Secured Promissory Note (Loan D) executed by Borrower in favor of HFI, as assignee of Horizon, amended and restated as of June 4, 2024, in the original principal amount of Five Million Dollars ($5,000,000) (the “Loan D Note”, and collectively with the Loan A Note, the Loan B Note, and the Loan C Note, the “Notes”), and (ii) Collateral Agent and Lenders have been granted a security interest by Borrower in all assets of Borrower, including Borrower’s Intellectual Property (as defined in the Loan Agreement).

B. Borrower has requested that the Collateral Agent and the Lenders amend the Loan Agreement to (i) make certain conforming changes to account for the closing of the Ares deSPAC Transaction and Kodiak Robotics, Inc. becoming a wholly owned subsidiary of the public company Kodiak AI, Inc., a Delaware corporation (“Parent”), (ii) provide for a post-closing period for the joinder of Parent as a co-Borrower under the Loan Agreement, and (iii) make certain other changes as set forth in Section 3 hereof.

C. Lenders are willing to grant such request, but only to the extent, and in accordance with the terms, and subject to the conditions, set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lenders hereby agree as follows:

1. Definitions; Interpretation. Unless otherwise defined herein, all capitalized terms used herein and defined in the Loan Agreement shall have the respective meanings given to those terms in the Loan Agreement. Other rules of construction set forth in the Loan Agreement, to the extent not inconsistent with this Agreement, apply to this Agreement and are hereby incorporated by reference.

2. Confirmation. Borrower hereby acknowledges and agrees that: (i) the Loan Agreement sets forth the legal, valid, binding and continuing obligations of Borrower to Lenders, (ii) the Obligations to Lenders under the Loan Agreement are secured by validly perfected security interests in all assets of Borrower, except as set forth in the Loan Agreement, and (iii) Borrower has no cause of action, claim, defense or set-off against any Lender in any way regarding or relating to the Loan Agreement or any Lender’s actions thereunder and to the extent any such cause of action, claim, defense or set-off arose on or prior to the date of this Agreement, it is waived and each Lender is released from any claims of Borrower. Borrower represents and warrants that no Default or Event of Default has occurred under the Loan Agreement.

3. Amendments to Loan Agreement.

(a) Borrower and Lenders hereby agree that Section 1.1 of the Loan Agreement is hereby amended by inserting alphabetically the following defined terms:

“Kodiak” means Kodiak Robotics, Inc., a Delaware corporation.

“Parent” means Kodiak AI, Inc., a Delaware corporation.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any or all of the functions of the Securities and Exchange Commission.

“Third Amendment Effective Date” means September 24, 2025.

(b) Borrower and Lenders hereby agree that the definition of “Borrower” in Section 1.1 of the Loan Agreement is hereby amended as follows:

“Borrower” means, collectively, Kodiak and each other entity joined hereto as a co-Borrower.

(c) Borrower and Lenders hereby agree that clause (f) of the definition of “Permitted Investments” in Section 1.1 of the Loan Agreement is hereby amended as follows:

(f) Investments by (i) any Borrower in any other Borrower, (ii) any Subsidiary that is not a Borrower hereunder in a Borrower or another Subsidiary that is not a Borrower hereunder and (iii) any Borrower in Subsidiaries that are not a Borrower hereunder in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in any fiscal year;

(d) Borrower and Lenders hereby agree that Section 6.3 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“6.3 Financial Statements, Reports, Certificates. Borrower shall deliver to Lender: (a) at the time of filing of Parent’s Form 10-K with the SEC after the end of each fiscal year of Parent, the financial statements of Parent filed with such Form 10-K; and (b) at the time of filing of Parent’s Form 10-Q with the SEC after the end of each of the first three fiscal quarters of Parent, the Consolidated financial statements of Parent filed with such Form 10-Q; provided, that in each case, such financial statements may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System or on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet, (c) as soon as available, but in any event upon the later of (A) thirty (30) days after the end of Parent’s fiscal year, or (B) following approval of the Parent’s Board of Directors, Parent’s operating budget and plan for the next fiscal year; and (d) such other financial information as Lender may reasonably request from time to time. In addition, Borrower shall deliver to Lender (A) promptly upon becoming available, copies of all statements, reports and notices sent or made available generally by Borrower to all of its security holders in their capacity as such and not in any other capacity and (B) promptly upon written receipt of notice thereof, a report of any material legal actions pending or threatened in writing against Borrower or any Subsidiary or the commencement of any action, proceeding or governmental investigation involving Borrower or any Subsidiary is commenced that is reasonably expected to result in damages or costs to Borrower of Two Hundred Fifty Thousand Dollars ($250,000) or more.”

(e) Borrower and Lenders hereby agree that Section 7.7 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“7.5 Distributions. (a) Pay any dividends or make any distributions, or permit any Subsidiary to pay any dividends or make any distributions, on their respective Equity Securities, or make repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar arrangements in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000) in any fiscal year, provided, however, that (i) if Borrower, during the period commencing as of the date of this Agreement and continuing until the repayment in full of the Obligations, receives aggregate cash proceeds in an amount not less than One Hundred Million Dollars ($100,000,000) as the result of the sale of Borrower’s Equity Securities and (ii) no Event of Default has occurred that has not been waived by Lender, then, Borrower shall be permitted to pay any dividends or make any distributions, or permit any Subsidiary to pay any dividends or make any distributions, on their respective Equity Securities in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000) in any fiscal year; (b) return, or permit any Subsidiary to return, any capital to any holder of its Equity Securities as such on account of such Equity Securities; (c) make, or permit any Subsidiary to make, any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities as such; or (d) set apart any sum for any such purpose; provided, however, (A) any Subsidiary may pay dividends and distributions solely to Borrower or another wholly-owned Subsidiary of Borrower, (B) Borrower may pay dividends payable solely in Borrower’s capital stock, (C) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (D) Borrower may issue capital stock of Borrower in connection with the exercise of options and/or warrants, and (E) Borrower may pay cash in lieu of fractional shares upon exercise or conversion of any option, warrant or other convertible security.”

(f) Borrower and Lenders hereby agree that Section 7.7 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“7.7 Change in Business or Ownership. Engage, or permit any Subsidiary to engage, in any business other than the businesses currently engaged in by Borrower or such Subsidiary, as applicable, or reasonably related, incidental or complementary thereto or a reasonable extension thereof or have an acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the Third Amendment Effective Date) of Equity Securities representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Equity Securities of Parent.”

4. Conditions to Effectiveness. Each Lender’s consent and agreement herein is expressly conditioned on the following:

(a) Borrower executing and delivering to Lenders a copy of this Agreement;

(b) each of the representations and warranties of Borrower made in this Agreement shall be true and correct in all material respects on and as of the date hereof as if made on and as of such date, both before and immediately after giving effect to this Agreement (except with respect to any such representation or warranty which is already qualified by a materiality qualifier, in which case such representation or warranty shall be true and correct in all respects, and where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date);

(c) Borrower reimbursing Lenders for Holland & Knight LLP’s legal fees in the sum of Twelve Thousand Five Hundred and 00/100 Dollars ($12,500.00); and

(d) Borrower paying Lenders’ in-house legal fees incurred in connection with this Agreement in the sum of Five Thousands and 00/100 Dollars ($5,000.00).

5. Representations and Warranties.

(a) At and as of the date of this Agreement and both prior to and immediately after giving effect to this Agreement, each of the representations and warranties contained in the Loan Agreement is true and correct in all material respects (except with respect to any such representation or warranty which is already qualified by a materiality qualifier, in which case such representation or warranty shall be true and correct in all respects, and where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date).

(b) Borrower has all necessary power and authority to execute, deliver, and perform in accordance with the terms thereof, this Agreement. Borrower has all requisite power and authority to own and operate its Property and to carry on its businesses as now conducted.

6. Effect of Agreement. On and after the date hereof, each reference to the Loan Agreement in the Loan Agreement or in any other Loan Document shall mean the Loan Agreement as amended by this Agreement. Except as expressly provided hereunder, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power, or remedy of any Lender, nor constitute a waiver of any provision of the Loan Agreement. Except to the limited extent expressly provided herein, nothing contained herein shall, or shall be construed to (nor shall Borrower ever argue to the contrary) (i) modify the Loan Agreement or any other Loan Document, (ii) modify, waive, impair, or affect any of the covenants, agreements, terms, and conditions thereof, or (iii) waive the due keeping, observance and/or performance thereof, each of which is hereby ratified and confirmed by Borrower. Except as amended above, the Loan Agreement remains in full force and effect.

7. Minimum Cash. Beginning on Friday September 26, 2025 and continuing until Parent is joined as a co-Borrower under the Loan Agreement, Borrower shall maintain cash and cash equivalents in deposit accounts and securities accounts subject to Account Control Agreements in favor of Collateral Agent in a minimum amount equal to one hundred and ten percent (110%) of the principal amount of Loans outstanding.

8. Subsequent Joinder. Within seven (7) Business Days after the Third Amendment Effective Date, Parent shall provide to the Collateral Agent and the Lender the following:

(a) Joinder Agreement. A joinder agreement duly executed by Parent, Collateral Agent and Lender, in the form of Exhibit A hereto (the “Joinder Agreement”), which shall provide for the joinder of Parent as a co-Borrower under the Loan Agreement.

(b) Secretary’s Certificate. A certificate of the secretary or assistant secretary of Parent with copies of the following documents attached: (i) the certificate of incorporation and bylaws (or equivalent documents) of Parent certified by Parent as being complete and in full force and effect on the date thereof, (ii) incumbency and representative signatures, and (iii) resolutions authorizing the execution and delivery of the joinder agreement and each of the other Loan Documents.

(c) Good Standing Certificates. A good standing certificate from Parent’s state of organization, dated as of a date no earlier than thirty (30) days prior to the date hereof.

(d) Certificate of Insurance. Evidence of the insurance coverage required by Section 6.8 of the Loan Agreement.

(e) Consents. All necessary consents of shareholders and other third parties with respect to the execution, delivery and performance of the joinder agreement and the other Loan Documents.

(f) Legal Opinion. A legal opinion of Parent’s counsel, dated as of the date of the Joinder Agreement, covering the matters set forth in Exhibit D to the Loan Agreement.

(g) Account Control Agreements. Account Control Agreements for all of Parent’s deposit accounts and securities accounts duly executed by all of the parties thereto (other than any Excluded Accounts).

(h) UCC Financing Statements. Lender shall have received such documents, instruments and agreements, including UCC financing statements or amendments to UCC financing statements and UCC financing statement searches, as Lender shall reasonably request to evidence the perfection and priority of the security interests granted to Collateral Agent and Lender pursuant to Section 4 of the Loan Agreement. Parent authorizes Collateral Agent and Lender to file any UCC financing statements, continuations of or amendments to UCC financing statements they deem necessary to perfect its security interest in the Collateral.

(i) Fees and Expenses. Payment of all fees and expenses then due under the joinder agreement or under any other Loan Document.

(j) Other Documents. Such other documents and completion of such other matters, as Lender may reasonably deem necessary or appropriate.

9. Headings. Headings in this Agreement are for convenience of reference only and are not part of the substance hereof.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut without reference to conflicts of law rules.

11. Counterparts. This Agreement may be executed in any number of counterparts, including by electronic or facsimile transmission, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

12. Integration. This Agreement and the Loan Documents constitute and contain the entire agreement of Borrower and Lenders with respect to their respective subject matters, and supersede any and all prior agreements, correspondence and communications.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Borrower and Lenders have caused this Agreement to be executed as of the day and year first above written.

BORROWER:
KODIAK ROBOTICS, INC.

By:	/s/ Don Burnette
Name: Don Burnette
Title: Founder & CEO

COLLATERAL AGENT:		LENDER:
HORIZON TECHNOLOGY FINANCE CORPORATION		HORIZON FUNDING I, LLC, as a Lender
By: Horizon Secured Loan Fund I LLC, its sole member

By:	/s/ Diane C. Earle	By:	/s/ Diane C. Earle
Name: Diane C. Earle		Name: Diane C. Earle
Title: Senior Vice President and Chief Credit Officer		Title: Manager

LENDER:		LENDER:
HORIZON CREDIT II LLC		HORIZON FUNDING II, LLC, as a Lender
By: Horizon Technology Finance Corporation, its sole member

By:	/s/ Diane C. Earle	By:	/s/ Diane C. Earle
Name: Diane C. Earle		Name: Diane C. Earle
Title: Senior Vice President and Chief Credit Officer		Title: Senior Vice President and Chief Credit Officer

[Signature Page to Third Amendment to Venture Loan and Security Agreement – Kodiak]

EXHIBIT A

Form of Joinder Agreement

(See attached)

[Signature Page to Third Amendment to Venture Loan and Security Agreement – Kodiak]

Exhibit A to Seventh Amendment to Loan Agreement

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of [•], 2025,1 is entered into between KODIAK AI, INC., a Delaware corporation (the “Joined Borrower”), and HORIZON TECHNOLOGY FINANCE CORPORATION, a Delaware corporation, in its capacity as collateral agent (“Collateral Agent”) under that certain Venture Loan and Security Agreement dated as of September 28, 20222 (as amended by that certain First Amendment dated as of June 4, 2024, that certain Second Amendment dated as of February 24, 2025, that certain Third Amendment dated as of September 24, 2025, and as further supplemented, modified, amended, amended and restated or replaced in writing from time to time, the “Loan Agreement”) among each borrower party thereto from time to time (each individually and collectively as the context may require, “Borrower”), jointly and severally, the lenders from time to time party thereto (collectively, “Lender”) and Collateral Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

The undersigned hereby agree as follows:

1. (a) Joined Borrower hereby acknowledges, agrees and confirms that, by its execution of this Agreement, Joined Borrower will be deemed to be a “Borrower” under the Loan Agreement and the other Loan Documents and shall have all of the obligations of a Borrower thereunder as if it had executed the Loan Agreement and other Loan Documents. Joined Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Loan Agreement and the other Loan Documents, including without limitation all of the representations, warranties and covenants set forth therein. Without limiting the generality of the foregoing, Joined Borrower hereby grants to Collateral Agent, for the benefit of itself and Lender, a continuing security interest in, and lien on, any and all right, title and interest of Joined Borrower in the Collateral.

(b) Joined Borrower acknowledges and confirms that it has received a copy of the Loan Agreement and the schedules and exhibits thereto and each other Loan Document and the schedules and exhibits thereto. The information on the schedules to the Loan Agreement and the other Loan Documents are hereby supplemented to reflect the information shown on the attached Schedule A.

(c) The parties hereto confirm and agree that immediately upon the Joined Borrower becoming a Borrower, the term “Obligations”, as used in the Loan Agreement and the other Loan Documents, shall include all obligations of the Joined Borrower under the Loan Agreement and under each other Loan Document.

2. Joined Borrower on behalf of itself and all persons and entities claiming by, through or under it hereby unconditionally releases, remises, acquits, waives and forever discharges Collateral Agent, Lenders and all of their respective past and present officers, employees, directors, shareholders, attorneys, representatives, parent corporations, subsidiaries, affiliates, successors and assigns (collectively, the “Released Group”) of, from and with respect to any and all manner of action and action, cause and causes of action, disputes, agreements, promises, warranties, representations, counterclaims, and/or liabilities, demands, and any claims or other remedies whatsoever available to it, its respective heirs, executors or administrators or successors or assigns, whether now known or unknown, suspected or unsuspected, past or present, asserted or unasserted, contingent or liquidated, whether or not well founded in fact or law, whether in contract, in tort or otherwise (“Claims”) which it ever had, now has, claims to have had, now claims to have had or hereafter can, shall or may claim to have against the Released Group (or any part thereof) for or by reason of any cause, matter, or thing whatsoever arising from the beginning of time through the date hereof relating to or arising out of the Loan Documents, other than Claims resulting directly from the gross negligence or willful misconduct of the Released Group as determined in a final, non-appealable judgment by a court of competent jurisdiction.

[1]	NTD: To be executed and delivered not later than seven (7) Business Days following the Third Amendment Effective Date.

3. By its signature below, each Borrower (including Joined Borrower) confirms that the Loan Agreement and each of the other Loan Documents is, and notwithstanding the joinder of the Joined Borrower, shall continue to be, in full force and effect, and hereby covenants and agrees with Collateral Agent and Lender that the foregoing joinder does not and shall not in any manner affect its obligations and liabilities under the Loan Documents. Each Borrower (including Joined Borrower) hereby acknowledges, reaffirms, confirms and ratifies its obligations under the Loan Documents, including its prior grant to Lender of a continuing first priority Lien on and security interest in, upon, and to all right, title and interest in and to any and all of the Collateral.

4. Headings in this Agreement are for convenience of reference only and are not part of the substance hereof.

5. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut without reference to conflicts of laws rules.

6. This Agreement may be executed in any number of counterparts, including by electronic or facsimile transmission, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

7. This Agreement and the Loan Documents constitute and contain the entire agreement of Borrower (including Joint Borrower), Collateral Agent and Lenders with respect to their respective subject matters, and supersede any and all prior agreements, correspondence and communications.

[Signature Page Follows]

3

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed by its authorized officer as of the day and year first above written.

JOINED BORROWER:

KODIAK AI, INC., a Delaware corporation

By:
Name:
Title:

[Signature Page to Joinder Agreement – Kodiak AI, Inc.]

COLLATERAL AGENT:

HORIZON TECHNOLOGY FINANCE CORPORATION, a Delaware corporation, as Collateral Agent

By:
Name:
Title:

[Signature Page to Joinder Agreement – Kodiak AI, Inc.]

Acknowledged and agreed:

BORROWER

KODIAK ROBOTICS, INC., a Delaware corporation

By:
Name:
Title:

LENDERS

HORIZON FUNDING I, LLC, as a Lender
By: Horizon Secured Loan Fund I LLC, its sole member

By:
Name:
Title:

HORIZON CREDIT II, LLC, as a Lender

By:
Name:
Title:

HORIZON FUNDING II, LLC, as a Lender
By: Horizon Technology Finance Corporation, its sole member

By:
Name:
Title:

[Signature Page to Joinder Agreement – Kodiak AI, Inc.]

SCHEDULE A TO JOINDER AGREEMENT2

Joined Borrower supplements to schedules to the Loan Agreement and the other Loan Documents

[2]	NTD: Joined Borrower to complete/provide.